Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing of TMA Ltd., TMA (Cayman) L.P., MP TMA L.P., MP TMA (Cayman) L.P., MatlinPatterson Global Partners III LLC, MatlinPatterson Global Opportunities Partners III L.P., MatlinPatterson Global Opportunities Partners (Cayman) III L.P., MatlinPatterson Global Advisers LLC, MatlinPatterson Asset Management LLC, MatlinPatterson LLC, David J. Matlin and Mark R. Patterson, on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to shares of common stock, par value $0.01 per share, of Thornburg Mortgage, Inc., a Maryland corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 24th day of December 2008.

Signatures:	TMA LTD. By: /s/ Lawrence M. Teitelbaum Name: Lawrence M. Teitelbaum Title: Authorized Person
TMA (Cayman) L.P. By: MATLINPATTERSON GLOBAL PARTNERS III LLC, its General Partner By: /s/ Lawrence M. Teitelbaum Name: Lawrence M. Teitelbaum Title: Authorized Person

MP TMA L.P. By: MATLINPATTERSON GLOBAL PARTNERS III LLC, its General Partner By: /s/ Lawrence M. Teitelbaum Name: Lawrence M. Teitelbaum Title: Authorized Person
MP TMA (CAYMAN) L.P. By: MATLINPATTERSON GLOBAL PARTNERS III LLC, its General Partner By: /s/ Lawrence M. Teitelbaum Name: Lawrence M. Teitelbaum Title: Authorized Person
MATLINPATTERSON GLOBAL PARTNERS III LLC By: /s/ Lawrence M. Teitelbaum Name: Lawrence M. Teitelbaum Title: Authorized Person

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS III L.P.

By:

MATLINPATTERSON GLOBAL ADVISERS LLC, its Investment Adviser

By:

/s/ Lawrence M. Teitelbaum

Name:  Lawrence M. Teitelbaum
Title:  Authorized Person

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (CAYMAN) III L.P.

By:

MATLINPATTERSON GLOBAL ADVISERS LLC, its Investment Adviser

By:

/s/ Lawrence M. Teitelbaum

Name:  Lawrence M. Teitelbaum
Title:  Authorized Person

MATLINPATTERSON GLOBAL ADVISERS LLC By: /s/ Lawrence M. Teitelbaum, as attorney-in-fact for David J. Matlin, Chief Executive Officer Name: Lawrence M. Teitelbaum Title: attorney-in-fact

MATLINPATTERSON ASSET MANAGEMENT LLC

By:  MATLINPATTERSON LLC, its Manager

By:

/s/ Lawrence M. Teitelbaum, as-attorney-in fact for David J. Matlin, Member

Name:  Lawrence M. Teitelbaum
Title: attorney-in-fact

MATLINPATTERSON LLC By: /s/ Lawrence M. Teitelbaum, as attorney-in-fact for David J. Matlin, Member Name: Lawrence M. Teitelbaum Title: attorney-in-fact
DAVID J. MATLIN By: /s/ Lawrence M. Teitelbaum, as attorney-in-fact for David J. Matlin Name: Lawrence M. Teitelbaum Title: attorney-in-fact
MARK R. PATTERSON By: /s/ Lawrence M. Teitelbaum, as attorney-in-fact for Mark R. Patterson Name: Lawrence M. Teitelbaum Title: attorney-in-fact